Exhibit 10.9

Momenta Pharmaceuticals, Inc.

Nonstatutory Stock Option Agreement
Granted Under 2004 Stock Incentive Plan, as amended

1.             Grant of Option.

This agreement evidences the grant by Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on August 22, 2006 (the “Grant Date”) to Craig Wheeler, the Company’s President as of such date and Chief Executive Officer as of September 12, 2006 (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), a total of 355,223 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $16.18 per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on August 21, 2016 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.             Vesting Schedule.

Subject to the acceleration provisions set forth in that certain Employment Agreement, dated August 22, 2006, between the Company and the Participant (the “Employment Agreement”), this option will become exercisable (“vest”) as to (i) 25% of the original number of Shares on August 22, 2007 and (ii) as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following August 22, 2007 until the fourth anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.             Exercise of Option.

(a)           Form of Exercise.  Each election to exercise this option shall be by written notice in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)           Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)           Termination of Relationship with the Company.  Subject to the provisions set forth in the Employment Agreement, if the Participant ceases to be an Eligible Participant as a result of:

(1)           voluntary resignation of his employment from the Company other than for “Good Reason” (as defined in the Employment Agreement), then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation; or

(2)           termination by Participant of his employment with the Company for “Good Reason” (as defined in the Employment Agreement) or termination of Participant’s employment by the Company without “cause” (as defined in the Employment Agreement), then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate one year after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)           Exercise Period Upon Death or Disability.  Subject to the provisions set forth in the Employment Agreement, if the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)           Discharge for Cause.  If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined in the Employment Agreement ), the right to exercise this option shall terminate immediately upon the effective date of such discharge.

4.             Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.             Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.             Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

MOMENTA PHARMACEUTICALS, INC.

Dated: August 22, 2006	By:	/s/ Richard P. Shea
Richard P. Shea
Vice President, Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Incentive Plan, as amended.

PARTICIPANT:

/s/ Craig A. Wheeler

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Participant name and address:

Attention:  Treasurer

Dear Sir or Madam:

I am the holder of an Nonstatutory Stock Option granted to me under the Momenta Pharmaceuticals, Inc. (the “Company”) 2004 Stock Incentive Plan, as amended, on                      for the purchase of                     shares of Common Stock of the Company at a purchase price of $                  per share.

I hereby exercise my option to purchase                  shares of Common Stock (the “Shares”), for which I have enclosed                       in the amount of $                 .  Please register my stock certificate as follows:

(check applicable box)

Name(s):	☐	TEN COM

	☐	TEN ENT

Address:	☐	JT TEN

Tax I.D. #:	☐	UNIF GIFT MIN ACT

I represent, warrant and covenant as follows:

1.             I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2.             I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3.             I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4.             I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

Very truly yours,

(Signature)